Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen S&P 500 Dynamic Overwrite Fund f/k/a
Nuveen Equity Premium and Growth Fund

811-21809

The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to vote to approve a change to the Funds investment objective, to approve a change in the funds sub-adviser, to approve a new investment management agreement, to approve new sub-advisory agreements and to elect Board Members.


The results of the shareholder votes are as follows:

<c> Common shares
To approve the adoption of a new
investment objective.

   For
           7,370,292
   Against
              432,294
   Abstain
              317,686
   Broker Non-Votes
           1,569,182
      Total
           9,689,454




To approve a new investment
management agreement between the
Fund and Nuveen Fund Advisors, LLC.


   For
           7,511,855
   Against
              319,176
   Abstain
              289,241
   Broker Non-Votes
           1,569,182
      Total
           9,689,454


To approve a new sub-advisory
agreement between Nuveen Fund
Advisors, LLC and Nuveen Asset
Management, LLC.

   For
           7,538,620
   Against
              316,890
   Abstain
              264,762
   Broker Non-Votes
           1,569,182
      Total
           9,689,454


To approve a new sub-advisory
agreement between Nuveen Fund
Advisors, LLC and Nuveen Asset
Management, LLC (after change of
control).

   For
           7,477,186
   Against
              322,535
   Abstain
              320,551
   Broker Non-Votes
           1,569,182
      Total
           9,689,454


To approve a new sub-advisory
agreement between Nuveen Fund
Advisors, LLC and Gateway Investment
Advisers, LLC.


   For
           7,457,782
   Against
              337,165
   Abstain
              325,325
   Broker Non-Votes
           1,569,182
      Total
           9,689,454

Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission
Type DEF 14A, accession number 0001193125-14-
236571, on June 16, 2014.